UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

MEDTOX SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On August 15, 2011, MEDTOX Scientific, Inc., MEDTOX Laboratories, Inc., and MEDTOX Diagnostics, Inc. (collectively referred to as the “Company”) entered into a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”) and a Revolving Line of Credit Note (the “Note”) with Wells Fargo Bank, National Association (“Wells Fargo”).

The Sixth Amendment extends the last day on which the Bank will make advances under the $12.0 million line of credit from August 31, 2011 to August 31, 2013.

The Note modifies the calculation of interest on the line of credit from bearing interest at a fluctuating rate of 2.25% above the daily three month LIBOR, as defined and calculated by the Bank, to a fluctuating rate of 1.95% above the daily three month LIBOR, as defined and calculated by the Bank.

The foregoing descriptions of the material terms of the Sixth Amendment and the Note do not purport to be complete descriptions of such documents and are qualified in their entirety by reference to the full text of the Sixth Amendment and the Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this report.

Item 9.01.                      Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	SIXTH AMENDMENT CREDIT AGREEMENT DATED AS OF AUGUST 15, 2011, BY AND AMONG MEDTOX SCIENTIFIC, INC., MEDTOX LABORATORIES, INC., AND MEDTOX DIAGNOSTICS, INC., AND WELLS FARGO BANK, NATIONAL ASSOCIATION.
10.2	REVOLVING LINE OF CREDIT NOTE DATED AS OF AUGUST 15, 2011, BY AND AMONG MEDTOX SCIENTIFIC, INC., MEDTOX LABORATORIES, INC., AND MEDTOX DIAGNOSTICS, INC., AND WELLS FARGO BANK, NATIONAL ASSOCIATION.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date:  August 16, 2011                                                                        By:        /s/ Richard J. Braun
Name:  Richard J. Braun
Title:    Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	SIXTH AMENDMENT CREDIT AGREEMENT DATED AS OF AUGUST 15, 2011, BY AND AMONG MEDTOX SCIENTIFIC, INC., MEDTOX LABORATORIES, INC., AND MEDTOX DIAGNOSTICS, INC., AND WELLS FARGO BANK, NATIONAL ASSOCIATION.
10.2	REVOLVING LINE OF CREDIT NOTE DATED AS OF AUGUST 15, 2011, BY AND AMONG MEDTOX SCIENTIFIC, INC., MEDTOX LABORATORIES, INC., AND MEDTOX DIAGNOSTICS, INC., AND WELLS FARGO BANK, NATIONAL ASSOCIATION.